UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2011

BankAtlantic Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Ft. Lauderdale, Florida		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 954-940-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On October 21, 2011, BankAtlantic Bancorp, Inc. (the “Company”) received notification from NYSE Regulation, Inc. (the “Notice”) that the Company is currently below the continued listing criteria established by the New York Stock Exchange (the “NYSE”) because, as of October 14, 2011, the Company’s average market capitalization for the preceding 30-day trading period was $48.9 million. Listed companies with shareholders equity of less than $50 million, such as the Company, are required to maintain an average market capitalization of at least $50 million for any consecutive 30-day trading period. The NYSE’s market capitalization and equity requirements are based on the Company’s publicly traded stock at the holding company level.

At June 30, 2011, BankAtlantic, the Company’s banking subsidiary, had shareholders’ equity of $321.5 million, and its capital ratios satisfied all regulatory requirements with a Tier 1/Core capital ratio of 8.24% and a Total Risk-Based capital ratio of 14.98%. It is anticipated that BankAtlantic’s capital ratios as of September 30, 2011 will be slightly higher than the June 30, 2011 ratios and in excess of all regulatory capital requirements applicable to it.

Under the NYSE’s rules, the Company is required to submit a business plan (the “Plan”) to the NYSE within 45 days after the date of the Notice, in which the Company must advise the NYSE of the actions it expects to take in order to comply with the NYSE’s continued listing standards within 18 months after the date of the Notice. The Company’s Class A Common Stock will continue to be listed and traded on the NYSE during this period, subject to the NYSE’s acceptance of the Plan, and the Company’s compliance with the Plan and the other continued listing standards of the NYSE. While the Company expects to work with the NYSE with respect to the Company’s initiatives towards curing the deficiency, the Company may not be successful in satisfying this requirement or the other continued listing standards of the NYSE, or otherwise maintaining the listing of its Class A Common Stock on the NYSE.

Except for historical information contained herein, the matters discussed in this report contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with the Company’s ability to regain and maintain compliance with the continued listing standards of the NYSE and for the Company’s Class A Common Stock to continue to be listed on the NYSE, and the risks and uncertainties related to BankAtlantic’s future capital ratios. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011. The Company cautions that the foregoing risks and factors are not exclusive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 27, 2011

BANKATLANTIC BANCORP, INC.

By:	/s/ Valerie C. Toalson
Valerie C. Toalson
Executive Vice President - Chief Financial Officer